Exhibit 99.1

The Chefs’ Warehouse Reports Second Quarter 2019 Financial Results
Net Sales Growth of 11.1%
Ridgefield, CT, July 31, 2019 - The Chefs’ Warehouse, Inc. (NASDAQ: CHEF) (the “Company”), a premier distributor of specialty food products in the United States and Canada, today reported financial results for its second quarter ended June 28, 2019.

Financial highlights for the second quarter of 2019 compared to the second quarter of 2018:

•	Net sales increased 11.1% to $411.4 million for the second quarter of 2019 from $370.4 million for the second quarter of 2018.

•	Gross profit increased 14.2% to $106.5 million for the second quarter of 2019 from $93.2 million for the second quarter of 2018.

•	GAAP net income was $7.7 million, or $0.26 per diluted share, for the second quarter of 2019 compared to $6.8 million, or $0.24 per diluted share, in the second quarter of 2018.

•	Adjusted EPS[1] was $0.33 for the second quarter of 2019 compared to $0.24 for the second quarter of 2018.

•	Adjusted EBITDA[1] was $26.0 million for the second quarter of 2019 compared to $21.5 million for the second quarter of 2018.

“First quarter momentum continued into the second quarter of 2019, with strength in both revenue and gross profit dollar growth.” said Chris Pappas, chairman and chief executive officer of The Chefs’ Warehouse, Inc. “Second quarter volume growth in the specialty category was slightly lower than our typical range, primarily due to year-over-year comparisons and product mix changes. However, we are pleased with our team’s execution in driving solid organic growth and strong margins. We continue to focus on growing our customer base and enhancing our service model as the premier marketing and distribution partner to independent restaurants in the geographies we serve.”

Second Quarter Fiscal 2019 Results

Net sales for the quarter ended June 28, 2019 increased 11.1% to $411.4 million from $370.4 million for the quarter ended June 29, 2018. Organic growth contributed $14.6 million, or 4.0% to sales growth in the quarter. The remaining sales growth of $26.4 million, or 7.1%, resulted from acquisitions. Organic case count grew approximately 2.4% in the Company’s specialty category with unique customers and placements growth at 4.4% and 3.5%, respectively, compared to the prior year quarter. Pounds sold in the Company’s center-of-the-plate category increased 1.0% compared to the prior year quarter. Estimated inflation was 2.6% in the Company’s specialty categories and 1.9% in the center-of-the-plate categories compared to the prior year quarter.

Gross profit increased approximately 14.2% to $106.5 million for the second quarter of 2019 from $93.2 million for the second quarter of 2018. Gross profit margin increased approximately 71 basis points to 25.9% from 25.2%. Gross margins in the Company’s specialty category increased 44 basis points and gross margins increased 122 basis points in the Company’s center-of-the-plate category compared to the prior year quarter.

Total operating expenses increased by approximately 16.2% to $90.9 million for the second quarter of 2019 from $78.3 million for the second quarter of 2018. As a percentage of net sales, operating expenses were 22.1% in the second quarter of 2019 compared to 21.1% in the second quarter of 2018. The increase in

1EBITDA, Adjusted EBITDA, adjusted net income and adjusted EPS are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, adjusted net income and adjusted EPS to these measures’ most directly comparable GAAP measure.

total operating expenses includes a $2.6 million increase in non-cash charges for changes in the fair value of certain contingent earn-out liabilities compared to the prior year quarter. The earn-out adjustments and higher distribution costs versus the prior year quarter were the primary drivers of the increase in the ratio of operating expense to revenue. This was partially offset by lower selling and general administration related expenses as a percentage of revenue versus the second quarter of 2018. Excluding the impact of the earn-out adjustments, total operating expenses increased 12.8%.

Operating income for the second quarter of 2019 was $15.5 million compared to $14.9 million for the second quarter of 2018. The increase in operating income was driven primarily by increased gross profit, offset in part by higher operating expenses, as discussed above. As a percentage of net sales, operating income was 3.8% in the second quarter of 2019 as compared to 4.1% in the second quarter of 2018.

Total interest expense decreased to $4.8 million for the second quarter of 2019 compared to $5.4 million for the second quarter of 2018 due primarily to lower effective interest rates charged on the Company’s outstanding debt and the conversion of the $36.8 million of convertible subordinated notes during the third quarter of 2018.

Net income for the second quarter of 2019 was $7.7 million, or $0.26 per diluted share, compared to net income of $6.8 million, or $0.24 per diluted share, for the second quarter of 2018.

Adjusted EBITDA1 was $26.0 million for the second quarter of 2019 compared to $21.5 million for the second quarter of 2018. For the second quarter of 2019, adjusted net income1 was $9.8 million, or $0.33 per diluted share compared to adjusted net income of $7.0 million, or $0.24 per diluted share for the second quarter of 2018.

Full Year 2019 Guidance

Based on current trends in the business, the Company is updating financial guidance for fiscal year 2019 and now expects the following:

•	Net sales between $1.57 billion and $1.61 billion

•	Gross profit between $400.0 million and $409.0 million

•	Net income between $26.3 million and $29.2 million

•	Net income per diluted share between $0.88 and $0.98

•	Adjusted EBITDA[1] between $89.0 million and $93.0 million

•	Adjusted EPS[1] between $0.96 and $1.05

This guidance is based on an effective tax rate of approximately 27.5% and approximately 30 million shares, on a fully diluted basis.

Second Quarter 2019 Earnings Conference Call

The Company will host a conference call to discuss second quarter 2019 financial results today at 5:00 p.m. EST. Hosting the call will be Chris Pappas, chairman and chief executive officer, and Jim Leddy, chief financial officer. The conference call will be webcast live from the Company’s investor relations website at http://investors.chefswarehouse.com/. The call can also be accessed live over the phone by dialing (877) 407-4018, or for international callers (201) 689-8471. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13692150. The replay will be available until Wednesday, August 7, 2019, and an online archive of the webcast will be available on the Company’s investor relations website for 30 days.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, the Company’s sensitivity to general economic conditions, including disposable income levels and changes in consumer discretionary spending; the Company’s ability to expand its operations in its existing markets and to penetrate new markets through acquisitions; the Company may not achieve the benefits expected from its acquisitions, which could adversely impact its business and operating results; the Company may have difficulty managing and facilitating its future growth; conditions beyond the Company’s control could materially affect the cost and/or availability of its specialty food products or center-of-the-plate products and/or interrupt its distribution network; the Company’s increased distribution of center-of-the-plate products, like meat, poultry and seafood, involves increased exposure to price volatility experienced by those products; the Company’s business is a low-margin business and its profit margins may be sensitive to inflationary and deflationary pressures; because the Company’s foodservice distribution operations are concentrated in certain culinary markets, the Company is susceptible to economic and other developments, including adverse weather conditions, in these areas; fuel cost volatility may have a material adverse effect on the Company’s business, financial condition or results of operations; the Company’s ability to raise capital in the future may be limited; the Company may be unable to obtain debt or other financing, including financing necessary to execute on our acquisition strategy, on favorable terms or at all; and the Company’s business operations and future development could be significantly disrupted if it loses key members of its management team. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2019 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information in the foregoing report until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolatiers, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 55,000 products to more than 34,000 customer locations throughout the United States and Canada.

Contact:
Investor Relations
Jim Leddy, CFO, (718) 684-8415

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 28, 2019 AND JUNE 29, 2018
(unaudited, in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
Net Sales	$411,420	$370,442	$768,447	$689,057
Cost of Sales	304,945	277,202	571,783	516,295
Gross Profit	106,475	93,240	196,664	172,762

Operating Expenses	90,939	78,292	174,978	152,074
Operating Income	15,536	14,948	21,686	20,688

Interest Expense	4,845	5,381	9,396	10,360
Loss on Asset Disposal	6	30	40	30
Income Before Income Taxes	10,685	9,537	12,250	10,298

Provision for Income Tax Expense	2,939	2,718	3,370	2,935

Net Income	$7,746	$6,819	$8,880	$7,363

Net Income Per Share:
Basic	$0.26	$0.24	$0.30	$0.26
Diluted	$0.26	$0.24	$0.30	$0.26

Weighted Average Common Shares Outstanding:
Basic	29,527,167	28,166,875	29,492,138	28,144,782
Diluted	29,848,285	29,595,247	29,844,614	28,311,549

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 28, 2019 AND DECEMBER 28, 2018
(in thousands)

	June 28, 2019	December 28, 2018
	(unaudited)
Cash	$24,294	$42,410
Accounts receivable, net	157,461	161,758
Inventories, net	122,592	112,614
Prepaid expenses and other current assets	12,650	11,953
Total current assets	316,997	328,735

Equipment, leasehold improvements and software, net	90,198	85,276
Operating lease right-of-use assets (1)	128,922	—
Goodwill	193,526	184,280
Intangible assets, net	144,420	130,033
Other assets	3,688	4,074
Total assets	$877,751	$732,398

Accounts payable	$86,814	$87,799
Accrued liabilities	24,787	24,810
Short-term operating lease liabilities (1)	16,554	—
Accrued compensation	10,779	12,872
Current portion of long-term debt	304	61
Total current liabilities	139,238	125,542

Long-term debt, net of current portion	281,628	278,169
Operating lease liabilities (1)	121,846	—
Deferred taxes, net	10,153	9,601
Other liabilities	7,491	10,410
Total liabilities	560,356	423,722

Preferred stock	—	—
Common stock	303	300
Additional paid in capital	209,016	207,326
Cumulative foreign currency translation adjustment	(2,048)	(2,221)
Retained earnings	110,124	103,271
Stockholders’ equity	317,395	308,676

Total liabilities and stockholders’ equity	$877,751	$732,398

(1) Fiscal 2019 includes new balance sheet captions due to the adoption of the new lease accounting standard, effective on the first day of fiscal 2019

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE TWENTY-SIX WEEKS ENDED JUNE 28, 2019 AND JUNE 29, 2018
(unaudited, in thousands)

	June 28, 2019	June 29, 2018
Cash flows from operating activities:
Net income	$8,880	$7,363

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,055	4,500
Amortization	6,184	5,983
Provision for allowance for doubtful accounts	1,914	1,646
Non-cash operating lease expense	1,151	471
Deferred taxes	1,332	185
Amortization of deferred financing fees	1,044	1,102
Stock compensation	2,003	1,909
Loss on asset disposal	40	30
Change in fair value of contingent earn-out liability	2,795	228
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	7,424	(173)
Inventories	(7,965)	(10,182)
Prepaid expenses and other current assets	(640)	1,524
Accounts payable and accrued liabilities	(5,482)	5,692
Other assets and liabilities	(2,845)	(1,360)
Net cash provided by operating activities	21,890	18,918

Cash flows from investing activities:
Capital expenditures	(8,549)	(5,545)
Proceeds from asset disposals	—	30
Cash paid for acquisitions, net of cash received	(28,292)	(11,899)
Net cash used in investing activities	(36,841)	(17,414)

Cash flows from financing activities:
Payment of debt	(1,716)	(2,248)
Payments under asset based loan facility	(960)	—
Cash paid for deferred financing fees	—	(534)
Cash paid for contingent earn-out liability	(200)	—
Proceeds from exercise of stock options	558	—
Surrender of shares to pay withholding taxes	(868)	(571)
Net cash used in financing activities	(3,186)	(3,353)

Effect of foreign currency translation on cash and cash equivalents	21	(62)

Net decrease in cash and cash equivalents	(18,116)	(1,911)
Cash and cash equivalents at beginning of period	42,410	41,504
Cash and cash equivalents at end of period	$24,294	$39,593

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF GAAP NET INCOME PER COMMON SHARE
FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 28, 2019 AND JUNE 29, 2018
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
Numerator:
Net Income	$7,746	$6,819	$8,880	$7,363
Add effect of dilutive securities:
Interest on convertible notes, net of tax	—	164	—	—
Net Income available to common shareholders	$7,746	$6,983	$8,880	$7,363
Denominator:
Weighted average basic common shares outstanding	29,527,167	28,166,875	29,492,138	28,144,782
Dilutive effect of unvested common shares	321,118	190,998	352,476	166,767
Dilutive effect of convertible notes	—	1,237,374	—	—
Weighted average diluted common shares outstanding	29,848,285	29,595,247	29,844,614	28,311,549

Net Income Per Share:
Basic	$0.26	$0.24	$0.30	$0.26
Diluted	$0.26	$0.24	$0.30	$0.26

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME
FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 28, 2019 AND JUNE 29, 2018
(unaudited; in thousands)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
Net Income	$7,746	$6,819	$8,880	$7,363
Interest expense	4,845	5,381	9,396	10,360
Depreciation	3,174	2,184	6,055	4,500
Amortization	3,307	3,080	6,184	5,983
Provision for income tax expense	2,939	2,718	3,370	2,935
EBITDA (1)	22,011	20,182	33,885	31,141

Adjustments:
Stock compensation (2)	1,088	1,072	2,003	1,909
Duplicate rent (3)	163	—	163	—
Integration and deal costs/third party transaction costs (4)	32	115	210	290
Change in fair value of earn-out obligation (5)	2,688	104	2,795	228
Loss on asset disposal (6)	6	30	40	30
Moving expenses (7)	—	—	61	—

Adjusted EBITDA (1)	$25,988	$21,503	$39,157	$33,598

1.
We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.

3.	Represents duplicate rent for our Los Angeles, CA facility.

4.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration.

5.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

6.	Represents the non-cash charge related to the disposal of certain equipment.

7.	Represents moving expenses for the consolidation and expansion of our Ridgefield, CT and Toronto, Canada facilities.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET INCOME TO NET INCOME
FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 28, 2019 AND JUNE 29, 2018
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
Net Income	$7,746	$6,819	$8,880	$7,363

Adjustments to Reconcile Net Income to Adjusted Net Income (1):
Duplicate rent (2)	163	—	163	—
Integration and deal costs/third party transaction costs (3)	32	115	210	290
Moving expenses (4)	—	—	61	—
Change in fair value of earn-out obligations (5)	2,688	104	2,795	228
Loss on asset disposal (6)	6	30	40	30
Tax effect of adjustments (7)	(794)	(70)	(899)	(156)

Total Adjustments	2,095	179	2,370	392

Adjusted Net Income	$9,841	$6,998	$11,250	$7,755

Diluted Earnings per Share - Adjusted	$0.33	$0.24	$0.38	$0.27

Diluted Shares Outstanding - Adjusted	29,848,285	29,595,247	29,844,614	29,548,923

1.
We are presenting adjusted net income and adjusted earnings per share (EPS), which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use adjusted net income available to common stockholders and adjusted EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of adjusted net income available to common stockholders and adjusted EPS as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents duplicate rent for our Los Angeles, CA facility.

3.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration.

4.	Represents moving expenses for the consolidation and expansion of our Ridgefield, CT and Toronto, Canada facilities.

5.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

6.	Represents the non-cash charge related to the disposal of certain equipment.

7.	Represents the tax effect of items 2 through 6 above.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET INCOME PER COMMON SHARE
FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 28, 2019 AND JUNE 29, 2018
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
Numerator:
Adjusted Net Income	$9,841	$6,998	$11,250	$7,755
Add effect of dilutive securities:
Interest on convertible notes, net of tax	—	164	—	328
Adjusted Net Income available to common shareholders	$9,841	$7,162	$11,250	$8,083
Denominator:
Weighted average basic common shares outstanding	29,527,167	28,166,875	29,492,138	28,144,782
Dilutive effect of unvested common shares	321,118	190,998	352,476	166,767
Dilutive effect of convertible notes	—	1,237,374	—	1,237,374
Weighted average diluted common shares outstanding	29,848,285	29,595,247	29,844,614	29,548,923

Adjusted Net Income per share:
Diluted	$0.33	$0.24	$0.38	$0.27

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2019
(unaudited; in thousands)

	Low-End Guidance	High-End Guidance
Net Income:	$26,250	$29,150
Provision for income tax expense	10,000	11,100
Depreciation & amortization	25,300	25,300
Interest expense	19,250	19,250
EBITDA (1)	80,800	84,800

Adjustments:
Stock compensation (2)	4,900	4,900
Duplicate rent (3)	200	200
Integration and deal costs/third party transaction costs (4)	200	200
Change in fair value of earn-out obligation (5)	2,800	2,800
Loss on asset disposal (6)	35	35
Moving expenses (7)	65	65

Adjusted EBITDA (1)	$89,000	$93,000

1.
We are presenting estimated EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to our estimated net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.

3.	Represents rent and occupancy costs expected to be incurred in connection with the Company's facility consolidations while we are unable to use those facilities.

4.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration.

5.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

6.	Represents the non-cash charge related to the disposal of certain equipment.

7.	Represents moving expenses for the consolidation and expansion of our Ridgefield, CT and Toronto, Canada facilities.

THE CHEFS’ WAREHOUSE, INC.
2019 FULLY DILUTED EPS GUIDANCE RECONCILIATION TO 2019 ADJUSTED EPS GUIDANCE (1)(2)

	Low-End	High-End
	Guidance	Guidance

Net income per diluted share	$0.88	$0.98

Change in fair value of earn-out obligations (3)	0.07	0.06
Integration and deal costs/third party transaction costs (4)	0.01	0.01

Adjusted net income per diluted share	$0.96	$1.05

1.
We are presenting estimated adjusted EPS, which is not a measurement determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe this measure provides an additional metric to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to estimated net income per diluted share, provides a more complete understanding of our expectations for our business than could be obtained absent this disclosure. We use adjusted EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of adjusted EPS as a performance measure permits a comparative assessment of our expectations regarding our estimated operating performance relative to our estimated operating performance based on our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Guidance is based upon an estimated effective tax rate of 27.5% and an estimated fully diluted share count of approximately 30 million shares.

3.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

4.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration.